EXHIBIT 10.94.05

                      FULL SETTLEMENT AND RELEASE AGREMEENT

    This Full Settlement and Release Agreement ("Agreement"), is entered into and effective this 30th day of June, 1999, by and between Duke/Fluor Daniel International ("DFDI"), a general partnership formed pursuant to the laws of the State of Nevada, U.S.A., Duke/Fluor Daniel International Services ("DFDIS"), a general partnership formed pursuant to the laws of the State of Nevada, U.S.A. (DFDI and DFDIS are collectively hereinafter referred to as "DFD Parties"), Tangshan Panda Heat and Power, Ltd., a Chinese Joint Venture company, Tangshan Pan-Western Heat and Power Co., Ltd., a Chinese Joint Venture company, Tangshan Cayman Heat and Power Co., Ltd., a Chinese Joint Venture company, and Tangshan Pan-Sino Heat Co., Ltd. a Chinese Joint Venture company, (Tangshan Panda Heat and Power, Ltd., Tangshan Pan-Sino Heat Co., Ltd. are collectively, hereinafter referred to as "Owner Parties"). DFD Parties and Owner Parties are hereinafter referred to individually as "Party" and collectively as "Parties."

    WHEREAS, Owner Parties and DFD Parties are parties to and entered into the following described agreements (collectively, the "O & M Agreements") covering and pertaining to the rendering of construction, operations and maintenance services by certain The DFD Parties to the Owner Parties' Luannan County Coal-Fired Power Plant located in, Luanan County, Hebi Provience, China (the "Project"):

1. That certain Offshore Services Agreement Construction Phase, dated effective as of January 1, 1998 and executed by and between Owner Parties and Duke/Fluor Daniel International, a general partnership.

2. That certain Offshore Services Agreement Commercial Operations Phase, dated effective as of January 1, 1998 and executed by and between Owner Parties and Duke/Fluor Daniel International, a general partnership.

3. That certain Second Amended and Restated On-Shore Operation and Maintenance Agreement Construction Phase, dated January 1, 1998 and executed by and between Owner Parties and Duke/Fluor Daniel International Services, a general partnership.

4. That certain Second Amended and Restated On-Shore Operation and Maintenance Agreement Commercial Operations Phase, dated January 1, 1998 and executed by and between Owner Parties and Duke/Fluor Daniel International Services, a general partnership.

    WHEREAS, Owner Parties and DFD Parties have mutually agreed to terminate the O & M Agreements and the services to be performed with respect thereto, in accordance with the terms, provisions and conditions of this Agreement.

    NOW, THEREFORE, for and in consideration of the covenants hereinafter set forth, and other good and valuable consideration, the Parties covenant, stipulate and agree as follows, to-wit:

    1. The Parties hereby covenant, stipulate and agree to terminate and bring to conclusion in accordance with the terms of this Agreement and effective as of the date hereof, each of the O & M Agreements, including any and all amendments, modifications, alterations, understandings, agreements, letter agreements or other documents arising therefrom or relating thereto, made or entered into on or before June 30, 1999.

    2. Before July 15, 1999, the Owner Parties shall cause to be paid through Panda Global Energy Company, to DFDIS, the sum of $ 2,200,000.00 (Two million, Two hundred thousand and No/100 Dollars). This amount will be paid in U.S. Dollars, by wire transfer to such bank account as DFDIS shall designate in writing. This amount excludes DFD's June 1999 invoice and true-up to be invoiced by and paid to DFDIS with thirty (30) days of receipt of invoice. These Payments by the Owner Parties to the DFD Parties shall satisfy any and all payment obligations of Owner Parties to the DFD Parties under all of the O&M Agreements, including any and all amendments, modifications, alterations, understandings, agreements, letter agreements or other documents arising therefrom or relating thereto.

    3. Except for any continuing obligations expressly provided in this Settlement and Release Agreement, the Owner Parties and the DFD Parties, including each of their respective affiliates, subsidiaries and parent companies, and the respective officers, employees, directors, agents, and representatives of each of them, do hereby fully, completely and forever waive, relieve, release, remise, acquit and discharge the other, from and for any and all claims, demands, causes of action, damages, expenses, lawsuits or liabilities arising from or relating to the O&M Agreements or to the services provided in connection therewith, including, without limitation, any claim for non-payment, breach, bad faith, performance or lack thereof, consequential or indirect damages and damages.

    4. With respect to payments made by Owner Parties to the DFD Parties for DFD Parties' personnel under the Second Amended and Restated On-Shore Operation and Maintenance Agreement, Construction Phase, the Owner Parties shall make any and all required filings with respect to taxes on the income of such DFD Parties' expatriate personnel, and the Owner Parties shall bear all costs associated with such taxes and shall hold the DFD Parties harmless from any such taxes, including any related penalties or interest. The Owner Parties shall provide copies of all such filings to Pat McCarthy, or his successor designated in writing by the DFD Parties.

    5. This Agreement shall be binding upon and shall inure to the benefit of the Parties, together with their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned parties have caused their duly authorized representatives to execute this Agreement effective as of the date first above written.

TANGSHAN PANDA HEAT AND POWER, LTD.,
a Chinese Joint Venture company

By: _________________________________
Title: ______________________________


TANGSHAN PAN-WESTERN HEAT AND POWER CO., LTD., a Chinese Joint Venture company

By: _________________________________
Title: ______________________________


TANGSHAN CAYMAN HEAT AND POWER CO., LTD., a Chinese Joint Venture company

By: _________________________________
Title: ______________________________


TANGSHAN PAN-SINO HEAT CO., LTD.,
a Chinese Joint Venture company

By: _________________________________
Title: ______________________________


DUKE/FLUOR DANIEL INTERNATIONAL,
a General Partnership

By: _________________________________
Title: ______________________________

DUKE/FLUOR DANIEL INTERNATIONAL SERVICES, a General Partnership

By: _________________________________
Title: ______________________________